AMENDMENT TO GUARANTEE AGREEMENT


     THIS AMENDMENT TO PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Amendment"), made and executed as of August 11, 2000 by and among INDEPENDENT BANKSHARES, INC., a Texas corporation ("Independent"), U.S. TRUST COMPANY OF TEXAS, N.A., a national bank with trust powers, as trustee (the "Trustee"), and STATE NATIONAL BANCSHARES, INC., a Texas corporation ("State National").

                            RECITALS

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") made and entered into as of the 1st day of March, 2000, by and between Independent and State National, State National will acquire all of the issued and outstanding stock of Independent in the merger of New FSB, Inc., a wholly owned subsidiary of State National, with and into Independent with Independent surviving as a wholly owned subsidiary of State National (the "Merger") effective August 11, 2000 (the "Effective Time").

     WHEREAS, Independent has heretofore entered into that certain Preferred Securities Guarantee Agreement dated as of September 22, 1998 (the "Guarantee Agreement") between Independent and the Trustee, pursuant to which Independent irrevocably and unconditionally guaranteed to pay the Guarantee Payments and certain other payments (together, the "Obligations"), to the holders from time to time of 8.50% Cumulative Trust Preferred Securities due 2028 of Independent Capital Trust, a Delaware business trust (the "Trust"), representing undivided beneficial interests in the assets of the Trust.

     WHEREAS, pursuant to the Agreement and Plan of Reorganization, State National has agreed to assume joint and several liability for all of the obligations of Independent under the Guarantee Agreement.

     NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Debentures.

1.   DEFINITIONS

     1.1 Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning assigned to such terms in the Guarantee Agreement.

2.   ASSUMPTION OF OBLIGATIONS

     2.1 Assumption. As of the Effective Time, State National hereby unconditionally assumes joint and several liability for all of the obligations of Independent under the Guarantee Agreement with the same effect as if State National had been originally named therein. Notwithstanding the foregoing, Independent shall remain obligated under the Guarantee Agreement in accordance with its terms.

     2.2 Trustee's Acceptance. The Trustee affirms its acceptance of the trusts created by the Guarantee Agreement, as supplemented by this Amendment, and agrees to perform the same upon the terms and conditions of the Guarantee Agreement, as amended by this Amendment.

3.   MISCELLANEOUS

     3.1 Confirmation. The Guarantee Agreement, as amended and supplemented by this Amendment, is in all respects confirmed and preserved.

     3.2 Effectiveness. This Amendment shall be effective as of the Effective Time, being the time of the effectiveness of the Merger.
     3.3 Recitals. The recitals contained herein shall be taken as the statements of Independent and State National and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment.

     3.4 Governing Law. This Amendment shall be governed by and construed in accordance with laws of the jurisdiction which govern the Guarantee Agreement and its construction.

     3.5 Counterparts. This Amendment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                    (Signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              INDEPENDENT BANKSHARES, INC.


                              By:   /s/ BRYAN W. STEPHENSON
                                   ---------------------------
                              Name:   Bryan W. Stephenson
                                   ---------------------------
                              Title:  President and CEO
                                   ---------------------------


                              STATE NATIONAL BANCSHARES, INC.


                              By:   /s/ TOM C. NICHOLS
                                   -----------------------------
                              Name:   Tom C. Nichols
                                   -----------------------------
                              Title: Chairman and CEO
                                   -----------------------------


                              U.S. TRUST COMPANY OF TEXAS, N.A.


                              By:   /s/ BILL BARBER
                                   -----------------------------
                              Name:  Bill Barber
                                   -----------------------------
                              Title:  Vice President
                                   -----------------------------